Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ZYTO Corp

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2011, relating to the consolidated financial statements of Zyto Corp, which appears in the Annual Report on Form 10-K of Zyto Corp for the year ended December 31, 2010.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
August 16, 2011